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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the Current Report on Form 8-K of Independent Bankshares, Inc., dated January 28, 1997, of our report dated September 20, 1996, on our audits of the consolidated financial statements of Crown Park Bancshares, Inc., as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993.

ELAINE MCNAIR, INC.
Lubbock, Texas
February 7, 1997